AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1999
                                             Registration No. 333 -_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            GARDEN RIDGE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Delaware                                     13-3671679
    (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)


19411 Atrium Place, Suite 170, Houston, Texas                77084
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                   Amended and Restated 1994 Stock Option Plan
        Amended and Restated 1996 Non-Employee Director Stock Option Plan
                            (FULL TITLE OF THE PLAN)

                                Jane L. Arbuthnot
                            Garden Ridge Corporation
                          19411 Atrium Place, Suite 170
                              Houston, Texas 77084
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                  (281) 579-7901
           (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

   Approximate date of proposed offering: As soon after the effective date of this Registration Statement as options granted pursuant to the Plan are exercised or shares of Common Stock registered hereby are granted pursuant to the Plan.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]


                                    CALCULATION OF REGISTRATION FEE
=====================================================================================================
     Title of               Amount         Proposed maximum           Proposed           Amount of
    securities              to be           offering price        maximum aggregate    registration
 to be registered        registered(1)       per share(2)         offering price(2)         fee
-----------------------------------------------------------------------------------------------------
Common Stock, $.01         1,600,000
per share par value          shares             $7.875                $9,119,560           $2,536
("COMMON STOCK")
=====================================================================================================

(1) Represents the maximum number of shares of Common Stock of the Registrant which could be purchased upon exercise of all stock options now outstanding or which may hereafter be granted under the Amended and Restated 1994 Stock Option Plan and the Amended and Restated 1996 Non-Employee Director Stock Option Plan. The Company previously registered 200,000 shares under the Amended and Restated 1994 Stock Option Plan pursuant to Form S-8 filed on October 9, 1996, and 70,000 shares under the 1996 Non-Employee Director Stock Option Plan pursuant to Form S-8 filed October 9, 1996 (Registration No. 333-13785).

(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h), based on the option exercise prices of options to acquire 573,732 shares of Common Stock which have been granted under the Amended and Restated 1994 Stock Option Plan, 12,500 shares of Common Stock which have been granted under the Amended and Restated 1996 Non-Employee Director Stock Option Plan, and the average of the high and low prices reported by the Nasdaq National Market on June 18, 1999 with respect to 1,013,768 shares of Common Stock as to which options or rights to purchase have not been granted as of the date of filing this Registration Statement.

Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-13785 relating to the Plans described herein are incorporated herein by reference.

================================================================================

                             EXPLANATION STATEMENT


    This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register additional shares of Common Stock in connection with Garden Ridge Corporation's Amended and Restated 1994 Stock Option Plan and Amended and Restated 1996 Non-Director Stock Option Plan.


                              -------------------


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.


 EXHIBIT NO.  EXHIBIT
 -----------  -------

     5        Opinion and Consent of Locke Liddell & Sapp LLP

    23.1      Consent of Arthur Andersen LLP

    23.2 Consent of Locke Liddell & Sapp LLP (Included in Exhibit 5 to this Registration Statement)

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 25 day of June, 1999.


                             GARDEN RIDGE CORPORATION


                             By: /s/ JANE L. ARBUTHNOT
                                     JANE L. ARBUTHNOT, CHIEF FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on June 25, 1999.


          SIGNATURES                              TITLE
     /s/ ARMAND SHAPIRO                   Chairman of the Board
      (ARMAND SHAPIRO)

      /s/ PAUL DAVIES               Chief Executive Officer and Director
        (PAUL DAVIES)                  (Principal Executive Officer)

    /s/ JANE L. ARBUTHNOT           Chief Financial Officer and Secretary
     (JANE L. ARBUTHNOT)         (Principal Financial and Accounting Officer)

      /s/ TERRY S. BOYCE                         Director
      (TERRY S. BOYCE)

    /s/ ALYSON HENNING                           Director
      (ALYSON HENNING)

      /s/ IRA NEIMARK                            Director
       (IRA NEIMARK)

     /s/ SAM J. SUSSER                           Director
       (SAM J. SUSSER)

    /s/ BARBARA S. TAPP                          Director
      (BARBARA S. TAPP)

   /s/ H. WHITNEY WAGNER
    (H. WHITNEY WAGNER)                          Director


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